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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of our report dated May 2, 2005 relating to the financial statements of VAMHC, Inc., which appears in the Registration Statement of DiamondRock Hospitality Company (No. 333-132266). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 30, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS